UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2019

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Officer

On September 20, 2019, Robert J. Jakobs and Heat Biologics, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”), which agreement will be effective on September 27, 2019, providing for, among other things, termination of Mr. Jakobs’ employment as the Company’s Vice President of Finance. Mr. Jakobs last day of employment with the Company was September 20, 2019. The Separation Agreement also provides among other things, that in addition to receiving all accrued obligations, Mr. Jakobs will receive a severance benefit equal to one months’ payment of Mr. Jakobs current base salary. The Separation Agreement also contains confidentiality and non-disparagement provisions and an agreement to continue to comply with the Confidential Information and Assignment of Inventions Agreement previously entered into with the Company. Mr. Jakobs has also agreed to release, waive and discharge the Company and certain others from all claims and other actions, as more fully described in the Separation Agreement.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

(c)  Appointment of Officer

Effective September 25, 2019, the Company has appointed William L. Ostrander to serve as the Company’s Vice President of Finance and Secretary.

Mr. Ostrander, age 51, most recently served as the Executive Director of Finance at Liquidia Technologies, Inc. from November 2014 until joining the Company. Prior to that, he served as Senior Director, Finance and Accounting at KBI Biopharma, Inc. from 2007 through 2014.

Mr. Ostrander has no family relationships with any of our directors or executive officers. There are no related party transactions between the Company and Mr. Ostrander.

(e)  Compensatory Plan

Pursuant to the Company’s offer letter with Mr. Ostrander (the “Offer Letter”), Mr. Ostrander will be entitled to an annual base salary of $220,000 and is eligible to receive an annual bonus of up to 20% of his annual salary. In addition, the Company’s management will recommend to the Compensation Committee of the Company’s Board of Directors that Mr. Ostrander be granted pursuant to the Company’s equity incentive plan an aggregate of 75,000 incentive stock options to purchase shares of common stock that will vest pro rata over four (4) years and be exercisable at a price per share equal to the fair market value of the Company’s common stock on the date of the grant. Mr. Ostrander will also be eligible for other benefits consistent with those received by our other executives.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter , a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Agreement by and between Heat Biologics, Inc. and Robert J. Jakobs, dated September 20, 2019
10.2	Offer Letter by and between Heat Biologics, Inc. and William L. Ostrander, dated September 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2019	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement by and between Heat Biologics, Inc. and Robert J. Jakobs, dated September 20, 2019
10.2	Offer Letter by and between Heat Biologics, Inc. and William L. Ostrander, dated September 23, 2019